UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2018

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2018, Viveve Medical, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 10,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $3.00 per share (the “Offering Price”). The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions (but before deducting estimated offering expenses payable by the Company), will be approximately $28,200,000. The Offering is expected to close on February 12, 2018, subject to the satisfaction of customary closing conditions. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Common Stock at the Offering Price.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333- 213682), including the prospectus dated October 7, 2016, as supplemented by a prospectus supplement dated February 8, 2018.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 7, 2018, the Company issued a press release announcing the commencement of the Offering and on February 8, 2018, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 8, 2018, by and between Viveve Medical, Inc. and Cowen and Company, LLC, as representative of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by Viveve Medical, Inc. on February 7, 2018.

99.2	Press release issued by Viveve Medical, Inc. on February 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018	VIVEVE MEDICAL, INC.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Financial Officer